EXHIBIT 8.1

List of Subsidiaries and Affiliated Entities

(As of March 31, 2013)

Subsidiaries		Percentage Attributable to Our Company	Place of Incorporation

1.	CISG Holdings Ltd.	100%	BVI

2.	Minkfair Insurance Management Limited	100%	Hong Kong

3.	CNinsure Holdings Ltd.	100%	BVI & Hong Kong

4.	Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd. (formerly known as Haidileji Enterprise Image Planning (Shenzhen) Co., Ltd.).	100%	PRC

5.	Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd. (formerly known as Yiqiman Enterprise Management Consulting (Shenzhen) Co., Ltd.)	100%	PRC

6.	CNinsure Insurance Sales Service Group Company Limited (formerly known as Shenzhen Fanhua Nanfeng Investment Holding Co., Ltd.)	100%	PRC

7.	Guangzhou Zhongqi Enterprise Management Consulting Co., Ltd.	100%	PRC

8.	Beijing Ruisike Management Consulting Co., Ltd.	100%	PRC

9.	Beijing Fanlian Investment Co., Ltd.	100%	PRC

10.	Litian Zhuoyue Software (Beijing) Co., Ltd.	100%	PRC

11.	Shenzhen Bangbang Auto Services Co., Ltd.	100%	PRC

12.	InsCom Holdings Limited	65.1%	BVI

13.	InsCom Group Limited(1)	65.1%	BVI

14.	InsCom HK Limited(1)	65.1%	Hong Kong

15.	Ying Si Kang Information Technology (Shenzhen) Co., Ltd.(1)	65.1%	PRC

16.	Guangzhou Huajie Insurance Agency Co., Ltd.(2)	100%	PRC

17.	Dongguan Zhongxin Insurance Agency Co., Ltd.(2)	100%	PRC

18.	Fanhua Bocheng Insurance Brokerage Co., Ltd.(2)	100%	PRC

19.	CNinsure Times Insurance Sales & Service Co., Ltd. (formerly known as Guangzhou Fanhua Insurance Agency Co., Ltd.)(2)	100%	PRC

20.	Fanhua Lianxing Insurance Sales Co., Ltd.(3)	100%	PRC

21.	Sichuan Fanhua Insurance Agency Co., Ltd.(4)	100%	PRC

22.	Beijing Fanlian Insurance Agency Co., Ltd.(4)	100%	PRC

23.	Beijing Fanhua Insurance Agency Co.,Ltd.(4)	100%	PRC

24.	Beijing Fanhua Fumin Insurance Agency Co., Ltd.(4)	100%	PRC

25.	Guangdong Fanhua Kafusi Insurance Brokerage Co., Ltd.(4)	100%	PRC

26.	Guangzhou Fanhua Yi’an Insurance Agency Co., Ltd.(4)	100%	PRC

27.	Foshan Tuohua Insurance Agency Co., Ltd.(5)	100%	PRC

28.	Dongguan Nanfeng Jiayu Insurance Agency Co., Ltd.(4)	100%	PRC

29.	Guangdong Fanhua Nanfeng Insurance Agency Co., Ltd.(4)	100%	PRC

30.	Shenzhen Fanhua Nanfeng Insurance Agency Co.,Ltd.(4)	100%	PRC

31.	Hebei Lianda Insurance Agency Co., Ltd.(4)	100%	PRC

32.	Shandong Fanhua Mintai Insurance Agency Co., Ltd.(5)	51%	PRC

33.	Puyi Asset Management Co., Ltd.(6)	63.8%	PRC

34.	Hunan Fanhua Insurance Agency Co., Ltd.(7)	55%	PRC

35.	Hubei Fanhua Insurance Agency Co., Ltd.(7)	60%	PRC

36.	Liaoning Fanhua Gena Insurance Agency Co., Ltd.(7)	60%	PRC

37.	Zhejiang Fanhua Tongchuang Insurance Agency Co., Ltd.(7)	60%	PRC

38.	Jiangsu Fanhua Lianchuang Insurance Agency Co., Ltd.(7)	70%	PRC

39.	Sichuan Fanhua Xintai Insurance Agency Co., Ltd.(7)	100%	PRC

40.	Fuzhou Fanhua Lianxin Insurance Agency Co., Ltd.(7)	51%	PRC

41.	Chendu Fanhua Dezhong Insurance Agency Co., Ltd.(8)	55%	PRC

42.	Guangdong Meidiya Investment Co., Ltd.(9)	100%	PRC

43.	Jiangmen Fanhua Zhicheng Insurance Agency Co.,Ltd.(10)	100%	PRC

44.	Hebei Fanlian Insurance Agency Co., Ltd.(10)	51%	PRC

45.	Shenyang Fangda Insurance Agency Co., Ltd.(10)	51%	PRC

46.	Shanghai Fanhua Guosheng Insurance Agency Co., Ltd.(10)	55%	PRC

47.	Jiangxi Fanhua Insurance Agency Co., Ltd.(10)	70%	PRC

48.	Fujian Fanhua Xinheng Insurance Agency Co., Ltd.(11)	100%	PRC

49.	Nanping Fanhua Jinying Insurance Agency Co., Ltd.(12)	51%	PRC

50.	Fujian Fanhua Investment Co., Ltd.(11)	100%	PRC

51.	Guangdong Fanhua Fangzhong Investment Management Co., Ltd.(10)	51%	PRC

52.	Fanhua Insurance Surveyors & Loss Adjustors Co., Ltd.(13)	51%	PRC

53.	Shanghai Fanhua Teamhead Insurance Surveyors & Loss Adjustors Co., Ltd.(13)	51%	PRC

54.	Shenzhen Fanhua Property and Casualty Insurance Surveyors & Loss Adjustors Co., Ltd.(13)	51%	PRC

55.	Shenzhen Fanhua Software Technology Co., Ltd.(13)	51%	PRC

Affiliated Entities		Percentage Attributable to Our Company	Place of Incorporation

1.	Sichuan Yihe Investment Co., Ltd.(14)	100%	PRC

2.	Shenzhen Xinbao Investment Management Co., Ltd.(15)	65.1%	PRC

3.	Shijiazhuang Fanhua Anxin Investment Co., Ltd.(16)	100%	PRC

4.	Hebei Fanhua Anxin Insurance Agency Co., Ltd.(17)	100%	PRC

5.	Shandong Fanhua Xintai Insurance Agency Co., Ltd.(16)	100%	PRC

6.	Jinan Fanhua Rongtai Insurance Agency Co., Ltd.(18)	100%	PRC

7.	CNinsure Century Insurance Sales & Service Co., Ltd.(19) (formerly known as Fanhua Shiji Insurance Co., Ltd.)	65.1%	PRC

8.	Shenzhen Inscom E-commerce Co., Ltd.(20)	65.1%	PRC

9.	Fujian Fanhua Guoxin Insurance Agency Co., Ltd.(21)	75.6%	PRC

10.	Tianjin Fanhua Xianghe Insurance Agency Co., Ltd.(22)	45.6%	PRC

11.	Changsha Lianyi Insurance Agency Co., Ltd.(22)	45.6%	PRC

12.	Hangzhou Fanhua Zhixin Insurance Agency Co., Ltd.(23)	82.2%	PRC

13.	Henan Fanhua Anlian Insurance Agency Co., Ltd.(24)	33.2%	PRC

14.	Ninbo Baolian Insurance Agency Co., Ltd.(25)	33.2%	PRC

15.	Guangdong Jintaiping Asset Management Service Co., Ltd.(25)	19.5%	PRC

16.	Fanhua Puyi Fund Sales Co., Ltd. (formerly known as Fanhua Puyi Investment Management Co., Ltd.)(26)	19.5%	PRC

17.	Sincere Fame International Limited	20.6%	BVI

18.	Shanghai Teamhead Automobile Surveyors Co., Ltd. (27)	20.4%	PRC

19.	Jiaxing Baolian Insurance Agency Co., Ltd(28)	30%	PRC

(1)              100% of the equity interests in each of these companies are held directly or indirectly by InsCom Holdings Limited.

(2)              100% of the equity interests in each of these companies are held directly by CNinsure Insurance Sales Service Group Company Limited.

(3)              We beneficially own 100% equity interests in this Company, of which 99% of the equity interests are held directly by CNinsure Insurance Sales Service Group Company Limited and the the remaing 1% by Sichuan Yihe Investment Co., Ltd. in which we beneficially own 100% equity interests.

(4)              100% of the equity interests in each of these companies are held directly by CNinsure Times Insurance Sales & Service Co., Ltd..

(5)              51% of the equity interests in this company are held directly by CNinsure Times Insurance Sales & Service Co., Ltd..

(6)              55% of the equity interest in this company are held directly by Fanhua Lianxing Insurance Sales Co., Ltd., 35% by Guangdong Jintaiping Asset Management Service Co., Ltd., or Jintaiping,in which we own 19.5% equity interests and the remaining 10% by Fanhua Puyi Fund Sales Co., Ltd.  which is 100% owned by Jintaiping.

(7)              Majority equity interests in the range of 51-100% in each of these companies are held directly by Fanhua Lianxing Insurance Sales Co., Ltd..

(8)              55% of the equity interests in this company are held directly by Sichuan Fanhua Xintai Insurance Agency Co., Ltd.

(9)              We beneficially own 100% equity interests in this company, of which 90% of the equity interests are held directly by CNinsure Insurance Sales Service Group Company Limited and the remaining 10% by two individual shareholders.

(10)       Majority equity interests in the range of 51-100% in each of these companies are held directly by Guangdong Meidiya Investment Co., Ltd..

(11)       We beneficially own 100% equity interests in each of these company, of which 55% of the equity interests are held directly by Guangdong Meidiya Investment Co., Ltd. and the remaining by Sichuan Yihe Investment Co., Ltd. in which we beneficially own 100% equity interests.

(12)       51% of the equity interests in this companies are held directly by Fujian Fanhua Xinheng Insurance Agency Co., Ltd..

(13)       100% of the equity interests in each of these companies are held directly by Guangdong Fanhua Fangzhong Investment Management Co., Ltd..

(14)       We beneficially own 100% equity interests in this company, of which 20% of the equity interests are held directly by CNinsure Insurance Sales Group Company Limited and the remaining 80% by two individual shareholders.

(15)       We beneficially own 65.1% of the quity interests in this company.

(16)       100% of the equity interests in each of these companies are held directly by Sichuan Yihe Investment Co., Ltd..

(17)       100% of the quity interests in each of these company are held directly by Shijiazhuang Fanhua Anxin Investment Co., Ltd..

(18)       100% of the quity interests in this company are held directly by Shandong Fanhua Xintai Insurance Agency Co., Ltd.

(19)       100% of the equity interests in this company are held directly by Shenzhen Xinbao Investment Co., Ltd.

(20)       100% of the equity interests in this company are held directly by CNinsure Century Sales Service Co., Ltd..

(21)       70% of the equity interests in this company are held directly by Shenzhen Xinbao Investment Co., Ltd., and the remaining by CNinsure Timese Insurance Sales & Service Co., Ltd..

(22)       70% of the equity interests in each of these ompanies are directly held by Shenzhen Xinbao Investment Co., Ltd..

(23)       51% of the equity interests in this ompany are directly held by Shenzhen Xinbao Investment Co., Ltd. and the remaining by CNinsure Times Insurance Sales & Service Co., Ltd..

(24)       51% of the equity interests in each of these ompanies are directly held by Shenzhen Xinbao Investment Co., Ltd..

(25)       19.45% of the quity interests in this company are held directly by Sichuan Yihe Investment Co., Ltd..

(26)       100% of the quity interests in this company are held directly by Guangdong Jintaiping Asset Management Service Co., Ltd., or Jintaiping.

(27)  40% of the equity interest in this company are held by Shanghai Fanhua Teamhead Insurance Surveyors & Loss Adjustors Co., Ltd..

(28)  30% of the equity interest in this company are held by Guangdong Meidiya Investment Co., Ltd..